INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation be reference in this registration styatement of U.S. HomeCare Corporation on Form S-3 of our report dated March 22, 1996, including an emphasis paragraph, and appearing in the Annual Report on Form 10-K of U.S. HomeCare Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York

May 28, 1996